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                                    EX-10
                 Exhibit 10.23.3 Commercial Lease Agreement

                               EXHIBIT 10.23.3

                          COMMERCIAL LEASE AGREEMENT


      THIS COMMERICAL LEASE AGREEMENT ("Lease") dated the 1st day of October, 1997 (the "Commencement Date"), is entered into by and between RICHARD M. DONNELLY and SUSAN K. DONNELLY, husband and wife, of the County of Washoe, State of Nevada (collectively referred to herein as "Landlord"), and LITHIA REAL ESTATE, INC., an Oregon corporation qualified to do business in the State of Nevada ("Tenant").

Section 1.  Real Property and Improvement

      1.1 Lease of Property. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain 1.78 acre parcel of real property located at 40 Victorian Avenue, Sparks, Nevada, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Real
Property"), which Real Property contains an automotive sales and service facility comprising approximately ________ sq. ft. (the "Premises"). The Real Property and the Premises are sometimes collectively referred to herein as the "Property."

      1.2 Purchase of Assets. The parties acknowledge that, concurrently herewith, Tenant's affiliate is acquiring from Landlord certain assets used by Landlord in connection with the operation of its business on the Premises pursuant to the terms of that certain Agreement for purchase and Sale of Business Assets, dated July 8, 1997 ("Asset Purchase Agreement"), between Landlord (and Landlord's affiliate) and Tenant's affiliate. Capitalized terms not specifically defined herein shall have the meanings set forth in the Asset Purchase Agreement. This commencement of this Lease is conditioned upon the closing of the Asset Purchase Agreement, and this Lease shall have no effect unless and until the Asset Purchase Agreement is closed.

Section 2.  Term

      2.1 Initial Term. The initial term of this Lease (the "Initial Term") is five (5) full years, unless terminated earlier or extended pursuant to the provisions of this Lease. If the Commencement Date of this Lease is other than the first (1st) day of a calendar month, then the Initial Term shall be adjusted to include the initial partial month and the five (5) full years beginning on the first day of the subsequent calendar month.

      2.2 Renewal Option. Tenant shall have options to renew this Lease (the "Renewal Options") for nine (9) successive periods of five (5) years each (the "Renewal Terms"), for a total Lease term of fifty (50) years (plus the partial month provided for in Section 2.1 above) if all Renewal Options are exercised by Tenant.

      2.3 Renewal Option Period. Tenant shall have the right to exercise each Renewal Option granted hereunder at any time during the period (the "Renewal Option Period") beginning on the Commencement Date and ending six
(6) months prior to the first day of that relevant Renewal Term.

      2.4 Delivery of Notice. The Renewal Option may be exercised and is effective only if (i) Landlord receives from Tenant written notice of the exercise of the Renewal Option prior to the expiration of the applicable Renewal Option Period, and (ii) Tenant is not in material default under the terms of the Lease either on the date of the exercise of the Renewal Option or on the date of the commencement of the Renewal Term. If Landlord wishes to assert that Tenant's written notice of exercise of a Renewal Option is ineffective on the grounds that Tenant is in material default under the terms of the Lease, then Landlord shall be obligated to so notify Tenant in writing, and Tenant thereafter shall have either 10 days (in case of a default in payment) or 30 days (in case of any other form of default) within which to cure the default; if Tenant so cures the default within said 10 day or 30 day period, then notwithstanding the preceding sentence, Tenant's exercise of the Renewal Option shall be effective as of the date when originally exercised.

      2.5 Terms on Conditions on Renewal. The terms and conditions set forth in this Lease shall constitute the lease terms and conditions during each Renewal Term, and the adjustments in the Base Rent set forth in Section
3.3 below shall apply,  except that no  additional  renewals  beyond the ninth
(9th) Renewal Term provided in Section 2.2 above shall be permitted, unless agreed to in a writing by Landlord.



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Section 3.  Rent

      Tenant shall pay to Landlord, as rent for the Property, the following amounts, determined and payable in the manner and at the times set forth below:

      3.1 Security Deposit. Initially, no security deposit shall be required of Tenant. However, should Tenant commit a material default under the terms of this Lease, Landlord shall then have the right to require Tenant to pay to Landlord a security deposit equal to two (2) months' rent. If a security deposit is paid, Landlord may use all or any part of the security deposit for the payment of any loss or damage occasioned by Tenant's default. If any portion of the security deposit is so used, Tenant shall, upon receipt of notice from Landlord, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. No interest shall be paid on the security deposit, and Landlord shall not be required to keep it separate from Landlord's general funds. Upon full and timely performance of Tenant's obligations under this Lease, the security deposit (or remaining balance thereof) shall be returned to Tenant at the expiration of the Initial Term or Renewal Term (as applicable) and after Tenant has vacated the Property. If Landlord sells the Property, the security deposit shall be transferred to Landlord's successor, in which event Tenant agrees that Landlord shall thereafter be released from all liability with respect thereto. In the event Tenant exercises its option to purchase the Property as provided in Exhibit C hereto (see Section 22.1 of this Lease), the security deposit shall be applied to the purchase price of the Property.

      3.2 Rent. Tenant shall pay to Landlord, as annual rent, without abatement or off-set unless expressly allowed by this Lease, the amount of $192,000 ("Base Rent"), payable in twelve (12) equal monthly installments of $16,000 each. Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each calendar month beginning on the Commencement Date. If the Commencement Date of this Lease is other than the first (1st) day of a calendar month, Base Rent for the first (1st) month shall be pro rated on a per diem basis for the remaining days of that month. All rent shall be in lawful money of the United States of America. Each monthly payment of Basic Rent is due on the first (1st) calendar day of each month during the Lease term without the requirement of any notice or other reminder from Landlord to Tenant.

      3.3 Rent Escalation. The Base Rent shall be increased for each Renewal Term in accordance with the provisions of Exhibit B attached hereto and made a part hereof.

      3.4 Additional Rent. All amounts in addition to Base Rent which, pursuant to this Lease are to be paid by Tenant to or on behalf of Landlord, shall be considered "additional rent" for all purposes under this Lease.

      3.5 Place of Payment. Unless and until otherwise directed by Landlord in writing, or except as otherwise specifically provided in this Lease, Tenant shall deliver all notices and pay all rent to the order of Landlord at the address and in the manner set forth in Section 20 hereof.

      3.6 Late Fee. If a monthly Base Rent payment is not received by Landlord by the tenth (10th) calendar day of the month, Tenant shall be charged a late fee of $25.00 per day (but not to exceed $750.00) per monthly payment) retroactive to the first (1st) day of the month for each separate monthly Base Rent payment that is late. Late fees shall be additional rent due with the monthly Base Rent payment. Tenant agrees that the late fee:
(i) is a reasonable estimate of the costs that Landlord would incur by reason of a late payment, and (ii) is in addition to all other rights of Landlord and shall not prevent Landlord from exercising any other right or remedy available to Landlord by reason of Tenant's failure to pay rent when due.

      3.7 Interest on Past Due Amounts. All rent or other payments becoming due under this Lease and all amounts expended by Landlord for the account of Tenant shall bear interest at the rate of one percent (1%) per month (annual percentage rate of 12%) compounded monthly, or the highest rate permitted by law, whichever is less. Interest shall be calculated from the due date or the date of expense, whichever is earlier, until paid.

      3.8 Application of Payments. Payments made by Tenant to Landlord shall firs be applied to late fees, if any, then to additional rent, if any, then to any other amounts due from Tenant to Landlord, if any, and last to Base Rent, as adjusted.

      3.9 Net Lease. The parties intend that this shall be a net Lease and that all rent payable by Tenant to Landlord hereunder shall be net of all costs and expenses relating to the Property, and that all such costs and


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expenses  paid or incurred  during the term of this Lease,  including  but not limited to taxes, insurance, utilities, repairs and maintenance, shall be paid by Tenant, unless otherwise expressly provided in this Lease.

Section 4.  Use of the Property

      4.1 Permitted Use. Initially, the sole permitted use of the Property under this Lease shall be the operation of an automotive sales and service dealership (the "Permitted Use"). Any different use of the Property by Tenant shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

      4.2 Limitations on Use. Except with the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), no industrial, manufacturing or processing activity (except as is usual and incidental to the Permitted Use) shall be conducted on the Premises. Tenant shall not: (i) use the Property in any manner that would constitute waste nor shall Tenant allow the same to be committed thereon;
(ii) abuse walls, ceilings, partitions, floors, wood, stone, iron work, landscaping or other parts of the Property; (iii) use plumbing, fire control, fire sprinkler, electrical, security, telecommunications, heating, cooling, ventilation, elevator or other Property services, systems or facilities for any purpose other than that for which it was constructed; (iv) make or permit any noise or odor objectionable to the public emit from the Property; (v) create, maintain or permit a nuisance in or about the Property; (vi) permit or do anything that is contrary to any statutes, ordinances, rules, regulations and laws of any federal, state, or local governmental body or agency; (vii) permit or do anything that is contrary to any applicable rules and regulations of the National Fire Protection Association, the applicable Fire Rating Bureau and any similar bodies; or (viii) permit or do anything that is contrary to any covenant, condition or restriction contained in this Lease.

      4.3 Hazardous Material Use. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises or Real Property by Tenant, its agents, employees, contractors, customers, clients, guests or invitees, except as incidental to Tenant's Permitted Use of the Property. Tenant shall comply with all applicable laws and regulations regulating the use, reporting, storage, and disposal of Hazardous Material.

      4.4   Hazardous  Material  Definition.  As used in this Lease,  the term
"Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any federal, state or local governmental authority or political subdivision. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under applicable federal, state or local law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl ("PCB"),
(v) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. S 1321), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Solid Waste Disposal Act
(42 U.S.C.  S6908),  (vii)  defined as a  "hazardous  substance"  pursuant  to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. S9601), (viii) defined as a "regulated substance" pursuant to Section 9001 of the Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. S6991, (ix) considered a "hazardous chemical substance and mixture" pursuant to Section 6 of the Toxic Substance Control Act (15 U.S.C. S2605), or (x) defined as a "pesticide" pursuant to
Section 2 of the Federal Insecticide,  Fungicide and Rodenticide Act (7 U.S.C.
S136).

      4.5 Disposal of Refuse. Tenant shall store all trash and garbage within the Leased Property or in an area designated as appropriate therefor by Landlord. Tenant shall arrange for and bear the expense of prompt and regular removal of trash and garbage from the Leased Property.

      4.6 Approvals, Permits and Easements. During the term of this Lease, Tenant shall have the right to apply for and obtain any approvals, permits or licenses from any governmental entity required for the use of the Premises as contemplated herein and, in connection therewith, Landlord agrees to cooperate, provided that all costs and expenses therefor shall be the sole obligation of Tenant.

      4.7   Security Services.

            (a) Limited Landlord Responsibility. Tenant acknowledges and agrees that, except as specifically provided in this Section 4.7(a), Landlord has no responsibility for security at the Property, and is not responsible for providing armed or unarmed guards or watchmen, monitoring systems,


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security  systems,  fences,  gates or any other security or security  systems.
Landlord's sole responsibility for security for the Premises is to provide a means to securely lock all doors to the Premises, and to provide lockable entry doors to the Premises using a key lock system. If Tenant wished to rekey the Premises, then the cost of such rekeying shall be paid by Tenant and a copy of the new keys shall be provided to the Landlord.

            (b)   Tenant  Obligations.  Tenant is  responsible  for  providing all security except key locks provided by Landlord. Tenant shall provide and maintain Security Services for the Property that are appropriate for Tenant's use. The term "Security Services" includes, but is not limited to, any watchmen, locks, fences, alarms, doors, or other services, devices, procedures, barriers or other measures for the purpose of protecting, safeguarding, defending, or policing persons or property from any theft, vandalism or other loss or damage. Tenant may use or install fences, locks, alarms, doors or other devices to provide Security Services, and the installation of any Security Services shall be (i) consistent with the overall design and use of the Premises and Real Property, and (ii) subject to the terms of this Lease regarding "alterations, improvements and additions" in Section 5 below.

Section 5. Improvements by Tenant. Tenant shall not make any alteration, improvement or addition to the Property without the prior written consent of Landlord which consent may not be unreasonably withheld, conditioned or delayed. All alterations, improvements, and additions: (i) shall be performed at the sole cost and expense of Tenant in compliance with all laws and regulations of any federal, state, or local governmental body, and (ii) shall become and remain the property of Landlord. In contracting for any alterations, improvements or additions, Tenant shall not act as agent of Landlord.

Section 6. Quiet Enjoyment. Landlord agrees that Tenant, upon paying the rent and performing the terms of this Lease, may quietly have, hold and enjoy the Property during the term hereof.

Section 7.  Taxes and Assessments.

      7.1 Payment of Taxes and Assessments. During the term of this Lease, Tenant shall pay when due and before delinquency all ad valorem real property taxes levied and assessed against the value of the Real Property and improvements thereon, and all personal property taxes levied and assessed against Tenant's trade fixtures and equipment and other personal property placed upon, or owned by Tenant in, on or about the Premises or the Real Property.

      7.2 Right to Contest. Tenant, at Tenant's expense, shall have the right to contest the amount or validity of all or any part of the ad valorem real property taxes and assessments required to be paid by Tenant hereunder; provided, however, that Tenant shall indemnify Landlord against any loss or liability by reason of such contest. Notwithstanding such a contest, all taxes otherwise due and payable to Landlord by Tenant shall be paid upon demand, but any refund thereof by any taxing authority shall be the property of Tenant.

      7.3 New Taxes. Tenant shall reimburse to Landlord promptly upon demand any and all taxes and other charges payable by Landlord to any governmental entity (other than net income, estate and inheritance taxes) whether or not now customarily paid or within the contemplation of the parties hereto, by reason of or measured by the rent payable under this Lease, or allocable to or measured by the area or value of the Premises and/or Real Property, or upon the use and occupancy by Tenant of the Premises and/or Real Property, or levied for services rendered by or on behalf of any public, quasi-public or governmental entity.

Section 8.  Maintenance of Property; Utilities

      8.1 Routine Maintenance and Repair. Tenant shall, at its sole cost and expense, at all times be responsible for routine repairs and maintenance of the Property as shall be necessary to maintain the Property in the condition not less than the condition of the Property existing as of the Commencement Date, normal wear and tear excepted.

      8.2 Structural and Systems Maintenance. In addition to routine repairs and maintenance as provided in Section 8.1 above, Tenant shall be responsible for paying for the structural and systems maintenance of the Property and, in connection therewith, shall (i) make the repairs and replacements necessary to maintain the structural integrity of the Premises, including repairs and maintenance of the foundations and load-bearing walls,
(ii) repair and maintain in good working order the roof, paved parking areas, and the heating, ventilating, air conditioning, plumbing, and electrical systems, and (iii) maintain the light ballasts.

      8.3 Tenant's Liability for Repairs and Maintenance. Notwithstanding any other provisions of this Lease, Tenant shall be liable for and shall promptly repair all damage to the Premises or Real Property caused by Tenant or Tenant's partners, officers, directors, employees, invitees, guests, customers, clients or licensees, regardless whether the damage is caused by the negligence of Tenant or such other persons. All repairs made by Tenant shall be at least equal to the original work in class and quality. If Tenant fails to so maintain or repair, (i) Landlord (or its agents) may, but is not required to, enter the Premises at any reasonable time to perform maintenance or make repairs, and (ii) Tenant shall pay to Landlord the cost of the maintenance or repairs performed by Landlord as additional rent due with the next monthly Base Rent payment.

      8.4 Utilities. Tenant shall pay for all heat, air conditioning, water, light, power and/or other utility service, including garbage and trash removal and sewage disposal, including all hookup fees or charges in connection therewith, used by Tenant in or about the Premises and Real Property during the term of this Lease. Tenant shall not be liable for any interruption or failure in the supply of any utility or service to the Property.

Section 9.  Insurance

      9.1 Tenant's Obligations. Tenant shall purchase and keep in force the following types of insurance in the amounts specified and in the form hereafter provided:

            (a) Fire and Extended Coverage. A policy or policies of fire and extended coverage insurance covering the Real Property and the Premises, in an amount not less than ninety percent (90%) of the full replacement cost (exclusive of the cost of excavations, foundations and roofing), against any peril within the classification "fire and extended coverage" or, at Landlord's election, "all-risk coverage." In addition, Tenant shall purchase and keep in force rent insurance insuring Landlord against loss of rent during the period of repair or replacement of all or any portion of the Premises in the event of loss or damage. The insurance provided for in this
Section 9.1(a) may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Tenant.

            (b) Public Liability and Property Damage. A policy or policies of comprehensive general liability insurance with broad form general liability endorsement or equivalent, with limits of not less than $1,000,000 per person and $1,000,000 per occurrence of bodily injury and property damage combined. The policy or policies shall also insure against liability arising out of the use, occupancy or maintenance of the Premises and the Real Property. Said policy or policies shall designate Landlord as an additional insured and shall specifically insure the performance by Tenant of the indemnity agreement(s) contained in Section 16.5 of this Lease.

            (c) Tenant's Leasehold Improvements and Personal Property. Insurance covering all the items comprising Tenant's leasehold improvements, trade fixtures, equipment and personal property from time-to-time, in, on or upon the Real Property and the Premises in an amount not less than ninety percent (90%) of their full replacement cost from time-to-time, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage, vandalism and malicious mischief and earthquakes. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed. Landlord shall have no obligation to provide any insurance with respect to the Real Property or the Premises. Except as provided herein, each of Landlord and Tenant (i) is not obligated to obtain, (ii) is not obligated to be named in, (iii) shall have no right to any proceeds of, and (iv) waives all claims on, insurance purchased by or for the benefit of the other party.

      9.2 Policy Form. All policies required to be provided by Tenant shall be issued in the names of Landlord and Tenant and evidence thereof shall be delivered to Landlord within ten (10) days after the Commencement
Date of this Lease and thereafter within thirty (30) days prior to the expiration of the term of each policy. All policies shall be with an insurer with a Best's rating of B+ or higher, and shall contain a provision hat the insurer shall give Landlord twenty (20) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of the insurance. All public liability, property damage and other casualty policies required to be provided by Tenant shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

      9.3 Adjustment of Coverage. Not more frequently than every five (5) years during the term of this Lease if, in the opinion of Landlord based on industry and local standards and Tenant's use of the Premises, the amount of


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public  liability  and property  damage  insurance  required to be provided by
Tenant is at that time not adequate, Tenant shall increase the insurance coverage as reasonably determined by Landlord to be adequate.

      9.5   Waiver  of   Subrogation.   To  the  extent   permitted  by  their
respective insurers, Landlord and Tenant (and each person claiming an interest in the Property through Landlord or Tenant, including all subtenants of Tenant) release and waive their entire right of recovery against the other for direct, incidental or consequential or other loss or damage arising out of, or incident to, the perils covered by insurance carried by each party, whether due to the negligence of Landlord or Tenant. If necessary, all insurance policies shall be endorsed to evidence this waiver.

      9.6 Failure to Insure. If Tenant shall fail to purchase and keep in force the insurance required by this Lease, (i) Tenant shall be in default hereunder, shall be deemed to be self-insured and shall bear all risk of loss or damage, and (ii) Landlord may, but shall not be required to, purchase and keep in force the required insurance, or any portion thereof, in which event Tenant shall reimburse Landlord the full amount of Landlord's cost with respect thereto within five (5) days after written demand therefor is delivered to Tenant.

Section 10. Damage or Destruction

      10.1 Termination or Repair. If all or any portion of the Premises or Real Property are damaged or destroyed by fire or other casualty, Landlord shall deliver to Tenant written notice within thirty (30) days of the damage or destruction stating whether the Premises and Real Property can be restored within one hundred and eighty (180) days of the damage or destruction. Landlord shall have no obligation to expend more in repairing, restoring or rebuilding than the proceeds of insurance available for such purposes. If, in Landlord's reasonable judgment, the insurance settlement, permit and construction work for repairing and rebuilding the damaged or destroyed portion of the Premises or Real Property can be completed within the 180-day period with the available insurance proceeds, Landlord shall promptly proceed to repair or rebuild the damaged or destroyed portion of the Premises or Real Property. If, in Landlord's reasonable judgment, the insurance settlement, permit and construction work for repairing and rebuilding the damaged or destroyed portion of the Premises or Real Property cannot be completed within the 180-day period with the available insurance proceeds, either Landlord or Tenant may terminate this Lease upon thirty (30) days' written notice to the other party.

      10.2 Abatement or Apportionment of Rent. If the Lease is not terminated, and if the damage or destruction to the Premises or Real Property is not caused by the act or failure to act of Tenant, its partners, officers, employees, agents, guests, customers, clients or invitees, then a just portion of the rent shall abate as of the date of the damage or destruction until the Premises and Real Property are repaired or rebuilt. If the Lease is terminated, the rent shall be apportioned as of the date of the damage or destruction.

      10.3 Alterations, Improvements and Additions. With respect to any damage or destruction of Tenant's alterations, improvements or additions made to the Premises, (i) this Section 10 shall be inapplicable, (ii) no abatement of rent shall occur, and (iii) Landlord shall not be obligated to repair or rebuild Tenant's alterations, improvements, or additions.

Section 11. Condemnation. If all of the Premises and/or Real Property are taken or condemned by any authority for any use or purposes, this Lease shall terminate upon, and the rent shall be apportioned as of, the date when actual possession of the Premises and/or Real Property is required for the condemned use or purpose. If less than all of the Premises are taken or condemned by any authority for any use of purpose, then (i) if the remainder of the Property is not reasonably sufficient for Tenant's business purposes, then either Landlord or Tenant may terminate this Lease upon thirty (30) days' written notice of termination, or (ii) the parties may continue the Lease and a just portion of the rent will abate as of the date when actual possession of condemned portion of the Premises and/or Real Property is required for the condemned use or purpose. All compensation and damages awarded for the taking of all or any portion of the Property shall be apportioned between Landlord and Tenant on the following basis: (i) if awarded separately and not as part of the general award to landlord, Tenant shall be entitled to receive a sum equal to the excess (if any) of the rental market value of the Property for the remainder of the Lease term over the present value (as of the date of taking) of the rent which is then payable for the remainder of the Lease term, plus compensation for the loss of Tenant's trade fixtures, removable personal property, loss of business and good will, and relocation expenses, and (ii) Landlord shall be entitled to the balance of the award.

Section 12. Landlord's Entry on Property

      12.1  Right   of   Entry.    Landlord,    and   Landlord's    authorized
representatives, shall have the right to enter the Property at all reasonable times during normal business hours for any of the following purposes:

            (a) To determine whether the Property is in good condition and whether Tenant is complying with this Lease;

            (b) To serve, post and keep posted any notice required or allowed under the provisions of this Lease;

            (c) To show the Property to prospective brokers, agents, buyers or tenants at any time during the term of this Lease.

      12.2 No Liability. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry on the Property as set forth herein; provided, however, Landlord shall conduct its activities on the Property as allowed herein in a manner that will cause the least possible inconvenience, annoyance or disturbance to Tenant.

Section 13. Covenant Against Liens

      13.1 Liens Prohibited. Tenant agrees not to suffer or permit any lien (including, but not limited to, tax liens and liens of mechanics or materialmen) to be placed against the Premises or Real Property. If a lien is placed against the Premises or Real Property that is directly or indirectly related to an act or failure to act of Tenant, Tenant agrees to pay off and remove such lien within five (5) days of receipt by Tenant of notice of the lien, regardless whether Tenant contests the validity of the lien. Tenant has no authority or power to cause or permit any lien or other encumbrance created by act of Tenant, operation of laws, or otherwise to attach to or be placed upon Landlord's title or interest in the Premises or Real Property. Any lien or encumbrance shall attach only to Tenant's leasehold interest in the Property.

      13.3 Failure to Pay Lien. If Tenant shall default in the paying of a prohibited lien and a suit to foreclose the same is filed, and if Tenant has not given Landlord acceptable security to protect Landlord against any loss, damage and expense with respect to such lien, Landlord may, but shall not be required to, pay the lien and any related costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately paid by Tenant to Landlord together with interest thereon at the rate provided in Section 3.7 hereof.

Section 14. Default

      14.1 Default by Tenant. Tenant shall be in default under this Lease if any of the following shall occur (any one or more of the following herein constituting an "Event of Default"):

            (a) Tenant fails to pay when due any monthly rent or other payment required to be paid by Tenant under this Lease within ten (10) days of its due date; provided, however, that before declaring any default in the making of any payment required under this Lease, Landlord shall provide to Tenant a written notice specifying that there has been a default in the making of a required payment, and Tenant shall have three (3) business days after receipt of that notice within which to pay the delinquent amount and prevent a default hereunder, or

            (b) Tenant shall default in the observance or performance of any of Tenant's other covenants hereunder (other than the covenant to pay rent or any other sum herein specified to be paid by Tenant) and such default shall not have been cured within thirty (30) days after Landlord shall have given to Tenant written notice specifying such default; provided, however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured with such 30-day period, then such default shall not be a default against Tenant for the purposes of this paragraph so long as Tenant shall have promptly commenced curing such default and shall proceed with all due diligence and in good faith to remedy the default complained of; or

            (c) Tenant shall have (i) file a voluntary petition in bankruptcy, or (ii) be adjudicated bankrupt or insolvent, or (ii) have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Tenant's insolvency, or (iv) suffer an order to be entered approving a petition filed against Tenant seeking reorganization of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States or any state thereof, or (v) Tenant shall make a general assignment or general arrangement for the benefit of its creditors, or (vi) bankruptcy proceedings shall have been instituted against Tenant which are not withdrawn or dismissed with sixty (60) days after the institution of said proceedings; or

            (d) Tenant shall remove or attempt to remove, with the prior authorization of Landlord, any of Tenant's fixtures, equipment, appliances or personal property from the Premises for any reason other than the normal and usual operation of Tenant's business; or

            (e)   Tenant shall abandon the Premises.

      14.2 Remedies of Landlord. In the event that Tenant commits, or allows to occur, an Event of Default, Landlord shall have the following remedies:

            (a) Legal and Equitable Remedies. Landlord shall have all remedies available at law or in equity.

            (b) Termination. Landlord shall have the immediate right, but not the obligation, to terminate Tenant's right of possession of the Property and/or, at Landlord's election, this Lease and all rights of Tenant
hereunder,   by  giving  Tenant  written  notice  of  Landlord's  election  to terminate. In the event that Landlord shall elect to so terminate this Lease, said election by Landlord shall, without being so expressly stated, be deemed an election by Landlord to accelerate all future rents payable under this Lease for the Initial Term or then-applicable Renewal Term to be immediately due and payable, if such acceleration shall be required to permit Landlord to enforce any of the rights and remedies hereafter provided. In the event of such termination (and acceleration), Tenant agrees to pay to Landlord and Landlord shall have the right to recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Initial Term or Renewal Term (as applicable) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all detriment, expense, loss or damage, including, but not limited to, all costs and expenses to re-lease or sublet the Property, including the cost of alterations and remodeling required by a new tenant, attorneys' fees and real estate commissions paid or payable for this Lease or to re-lease or sublet the Property, proximately caused by Tenant's failure to perform its obligations under this Lease; plus

                  (v) Any other amount necessary to compensate Landlord for all other detriment, expense, loss or damage proximately caused by Tenant's failure to perform its obligations under this Lease (including, without limitation, the payment of taxes, insurance, and operating costs to the extent provided by this Lease); plus

                  (vi)  Any  other   amounts   owed  to  Landlord  by  Tenant,
including, without limitation, any sums of money or damages provided in Sections 15.3, 15.4 or 21 of this Lease.

As used in this Section 14.2(b), the term "rent" shall be deemed to be and to mean the monthly Basic Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. As used in paragraphs (i), (ii) and
(iii) of this Section, the "worth at the time of award" is computed by allowing interest or discounting, as the case may be, at the rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award. All rental amounts received from any re-letting of the Property during the balance of the then-applicable term of this Lease (had termination not occurred) shall be the property of Landlord, and Tenant shall have no right or claim to such rental amounts. The rental amounts received by Landlord prior to the time of the award of damages as provided above shall constitute rental loss avoided by Landlord.

      (c) Advances. In the event of Tenant's breach hereof, Landlord may remedy the breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any moneys or do any act which will require the payment of any moneys, or is compelled to incur any expense, including reasonable attorneys' fees and costs, in instituting or prosecuting any action or proceeding to enforce Landlord's rights under this Lease, the moneys so paid by Landlord, with interest from the date of payment, shall be additional rent and shall be due from Tenant to Landlord as provided in Section 3 hereof.

      14.3 Re-Entry on Termination. In the event of the termination of Tenant's right of possession and/or this Lease by Landlord hereunder, Landlord shall have the right to re-enter the Property and remove therefrom all persons and property.

      14.4 Re-Entry on Non-Termination. In addition to the other rights of Landlord herein provided, Landlord shall have the right without terminating this Lease, to re-enter and retake possession of the Property and collect rents from any subtenants and/or sublet in the name of Landlord or Tenant the whole or any part of the Property for the account of Tenant, upon any terms or conditions determined by Landlord. In the event of such subleasing, Landlord shall have the right to collect any rent which may become payable under any sublease, and apply the same first to the payment of expenses incurred by Landlord in dispossessing the Tenant and in subletting the Property, including attorneys' fees, real estate commissions and repairs and, thereafter, to the payment of the rent herein required to be paid by Tenant, in fulfillment of Tenant's covenants hereunder, and Tenant shall be liable to Landlord for the rent herein require to be paid, less any amount actually received by Landlord from a sublease and, after payment of expenses incurred, applied on account of the rent due hereunder. In the event of such election, Landlord shall not be deemed to have terminated this Lease by taking possession of the Property unless notice of termination, in writing, has been given by Landlord to Tenant.

      14.5 Right of Entry-Lien for Performance. In addition to any other rights of Landlord as provided in this Section 14, upon the default of Tenant, Landlord shall have the right to enter the Property, change the locks on doors to the Premises and exclude Tenant therefrom and, in addition, take and retain possession of any property on the Premises or Real Property owned by or in the possession of Tenant as and for security for Tenant's performance. Tenant hereby grants to Landlord a lien under applicable Nevada law on all of said property, which lien shall secure the future performance by Tenant of this Lease. No property subject to said lien shall be removed by Tenant from the Property so long as Tenant is in default of any monetary obligation under this Lease. No action taken by Landlord in connection with the enforcement of its rights as provided in this Section 14 shall constitute a trespass or conversion except as to persons holding prior security interests in said property, and Tenant shall indemnify, save and hold Landlord harmless from and against any such claim or demand on account thereof.

      14.6 Enforcement. In the event of a default by Tenant under this Lease, Landlord may at any time, and from time-to-time, without terminating this Lease, enforce all of its rights and remedies under this Lease, or allowed by law or equity, including the right to recover all rent as it becomes due. The enforcement by Landlord of any rights or remedies provided in this Section 14, or allowed by law or equity, shall not constitute the election by Landlord to terminate this Lease unless such election is in a writing signed by Landlord (or Landlord's authorized agent) and delivered to Tenant.

      14.7 Security Deposits. If Landlord terminates this Lease because of the default of Tenant as provided in this Section 14, or if Landlord exercises its right of possession under Section 14.4 above, without terminating this Lease, then Tenant shall immediately transfer to the Owner all security deposits previously paid to Tenant by subtenants having a right to occupy the Property at the date of said termination.

      14.8 Additional Security. As additional security for Tenant's performance of this Lease, Tenant hereby assigns and sets over to Landlord, as security for the performance of Tenant's obligations under this Lease, all subleases entered into by Tenant with respect to the Property, and all rents due or to become due under said subleases, subject to the right of Tenant by license granted to Tenant by Landlord, to collect and retain said rents, so long as Tenant is not in default under this Lease.

      14.9 Mitigation. Nothing herein contained shall relieve Landlord from the obligation to make reasonable efforts to mitigate the loss or damage occasioned by a default of Tenant, provided that said obligation to mitigate shall not relieve Tenant of the burden of proof as required in this Section 14 or otherwise affect the rights and remedies available to landlord in the event of a default by Tenant as provided in this Section or otherwise allowed by law or equity.

      14.10 Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform or observe any covenant, agreement or condition which Landlord is required to perform or observe and the failure shall not be cured within thirty (30) days after delivery of written notice to Landlord by Tenant of the failure.

      14.11 Remedies of Tenant. In the event of Landlord's default as set forth in Section 14.3, Tenant shall have all rights provided at law or in equity, except Tenant expressly waives any right to the abatement or withholding of rent payable to Landlord under this Lease. Tenant's obligation to pay rent is independent of all other rights, and Tenant may not withhold rent payments to Landlord or pay rent to other parties or into any escrow or holding account because of the default or alleged default of Landlord.

Section 15. Termination

      15.1 Events of Termination. This Lease shall terminate upon the occurrence of one or more of the following events: (i) by mutual agreement of Landlord and Tenant; (ii) by Landlord pursuant to this Lease; (iii) by Tenant pursuant to this Lease; (iv) upon lapse of the Initial Term or any Renewal Term without Tenant exercising its Renewal Option related thereto; or
(v) by reason of Sections 10 or 11 relating to destruction or condemnation of the Property.

      15.2 Surrender of Possession. Upon termination of this Lease, Tenant will immediately surrender possession of the Property to Landlord. If possession is not immediately surrendered, Landlord may re-enter and repossess the Property and remove all persons or property using such force as may be necessary without being deemed guilty of, or liable for, any trespass, forcible entry, detainer, breach of the peace, or damage to persons or property.

      15.3 Condition of Property Upon Termination or Abandonment. Tenant, upon termination or abandonment of this Lease or termination of Tenant's right of possession, agrees as follows:

            (a)   Remove   Alterations.    Tenant   shall   not   remove   any
alterations, improvements or additions made to the Property be Tenant or others without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall immediately remove, in a good and workmanlike manner (i) all personal property of Tenant, and (ii) the alterations, improvements and additions made to the Property by Tenant as Landlord may request in writing to be removed. All damage occasioned by the removal shall be promptly repaired by Tenant in a good and workmanlike manner. If Tenant fails to remove any property, Landlord may (i) accept the title to the property without credit or compensation to Tenant, or (ii) remove and store the property, at Tenant's expense, in any reasonable manner that Landlord may choose.

            (b) Restore Premises. Tenant shall restore the Property to the condition existing on the Commencement Date, with the exception of (i) ordinary wear and tear, and (ii) alterations, improvements and additions which Landlord has not directed to Tenant in writing to remove. If Tenant fails to properly restore the Property, Landlord, at Tenant's expense, may restore the Property in any reasonable manner that Landlord may choose.

      15.4 Holding Over. Should Tenant continue to occupy the Property, or any part thereof, after the expiration or earlier termination of this Lease, whether with or against the consent of Landlord, such tenancy shall be from month to month. In the event of such a holding over, the obligations of Tenant shall be the same as were in effect at the date of said expiration or termination and the monthly rent to be paid by Tenant to Landlord shall be equal to one hundred twenty-five percent (125%) of the monthly rent in force and effect for the last month of the term expired or terminated.

Section 16. Claims and Disputes

      16.1 Rights and Remedies Cumulative. Except as expressly provided in this Lease, each party's rights and remedies described in this Lease are cumulative and not alternative remedies.

      16.2 Nonwaiver of Remedies. A waiver of any condition stated in this Lease shall not be implied by the neglect of a party to enforce any remedy available by reason of the failure to observe or perform the condition. A waiver by a party shall not affect any condition other than the one specified in the waiver and a waiver shall waive a specified condition only for the time and in the manner specifically stated in the waiver. The acceptance by Landlord of rent or other money from Tenant after termination of the Lease, after termination of Tenant's right of possession, after the occurrence of a default, or after institution of any remedy by Landlord shall not alter, diminish, affect or waive the Lease termination, termination of possession, default or remedy.

      16.3 Waiver of Notice. Except as provided in Section 14.1(a), Tenant expressly waives the services of any demand for payment of rent or for possession.

      16.4 Waiver of Claims. Exclusive of direct damages caused by the negligence or willful misconduct of Landlord, Landlord and Landlord's partners, directors, officers, agents, servants and employees shall not be liable for any direct or consequential damages (including damages claimed for actual or construction eviction) either to the person or property sustained by Tenant or Tenant's partners, officers, directors, employees, invitees, guests, customers, clients or licensees due to (i) any part of the Premises or Real Property not being in repair, or (ii) the happening of any incident on the Premises or Real Property. This waiver shall include, but not be limited to, damage caused by cold, heat, water, snow, frost, sewage, gas, or the malfunction of any plumbing, fire control, fire detection, fire sprinkler, electrical, electronic, computer, security, telecommunication, heating, cooling or ventilation systems, facilities or installations on the Premises or Real Property.

      16.5 Indemnification. To the extent caused by an act or failure to act of Tenant or Tenant's partners, officers, employees, invitees, guests, customers, clients or licensees, and regardless whether the act or failure to act is negligent, Tenant shall defend, indemnify and hold harmless Landlord and Landlord's partners, officers, directors, agents and employees from any liabilities, damages and expenses (including attorneys' fees and costs) arising out of or relating to (i) the Premises or Real Property, or (ii) Tenant's use or occupancy of the Property.

      16.6 Hazardous Material Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Real Property, damages for the loss or restriction on use of rentable or useable space or any amenity of the Premises or Real Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of Tenant's breach of the obligations stated in this Lease regarding Hazardous Material. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material introduced during the Lease term into the soil or ground water on or under the Premises or Real Property. Without limiting the preceding, if the presence of any Hazardous Material on the Premises or Property caused or permitted by Tenant results in any contamination of the Premises or Real Property, Tenant shall promptly take all actions at Tenant's sole expense as are necessary to return the Premises or Property to the condition existing prior to the introduction of any Hazardous Material to the Premises or Real Property.

            (a) Notwithstanding any other provision of this Agreement or any contrary provision of law, the obligations of Tenant pursuant to this
Section 16.6 shall remain in full force and effect until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought, and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Tenant is liable hereunder shall have been accomplished.

            (b) If any claim, demand, action or proceeding is brought against Landlord which is or may be subject to Tenant's obligation to indemnify Landlord as set forth under this Section 16.6 Landlord shall provide to Tenant immediate notice of that claim, demand, action or proceeding, and Tenant thereafter shall defend Landlord at Tenant's expense using attorneys and other counsel selected by Tenant and reasonably acceptable to Landlord.

      16.7 Effect of Landlord Insurance on Tenant Obligations. From time to time and without obligation to do so, Landlord may purchase insurance against damage or liability arising out of or related to the Premises or Real

Property. The purchase or failure to purchase insurance shall not release or waive the obligations of Tenant set forth in this Lease. Tenant waives all claims on insurance purchased by Landlord.

      16.8 Disputes. This Lease shall be governed by the laws of the State of Nevada, without regard to conflicts of laws principles. The Nevada courts have exclusive jurisdiction and Washoe County is the proper venue.

      16.9 Landlord's Responsibility For Prior Contamination By Hazardous Substances.

            (a) Except as otherwise expressly disclosed in Exhibit D, Landlord represents and warrants to Tenant that to the best of Landlord's actual knowledge: (i) at all times prior to the commencement of the Lease, Landlord and all of Landlord's predecessors in title, and all lessees, tenants, employees, agents, sublessees, franchisees, licensees, permitees, contractors, vendees and customers of Landlord and/or Landlord's predecessors in title, and all other persons permitted by Landlord and/or Landlord's predecessors in title to have access to the Property, shall have used, stored, transported, disposed of and treated Hazardous Materials in strict accordance with all applicable federal, state and local laws and regulations (collectively referred to for the remainder of this Section 16.9 as the "Laws"), and
      (ii) the Property shall not, as of the commencement of the Lease, be contaminated by the Presence on, under or about the Property of any Hazardous Material.

            (b) Landlord agrees to indemnify, defend, protect and hold harmless Tenant and each of Tenant's members, partners, stockholders (if any), employees, agents, successors and assigns (collectively referred to for the remainder of this Section 16.9 as "Tenant"), from and against any and all criminal and civil claims and causes of action (including but not limited to claims resulting from, or causes of action incurred in connection with, the death of or injury to any person or damage to any property), liabilities (including but not limited to liabilities arising by reason of actions taken by any governmental agency), penalties, forfeitures, prosecutions, losses and expenses (including reasonable attorney fees) which directly or indirectly arise from or are caused by either: (i) the presence, prior to the commencement of the Lease, in, on, under or about the Real Property or the Premises, of any Hazardous Materials, or (ii) any breach of the warranties made by landlord in Section 16.9(a). Landlord's obligations under this
Section 16.9(b) shall include, but not be limited to, the obligation to bear the expense of any and all costs, whether foreseeable or unforeseeable, of any necessary (as required by the Laws) repair, cleanup, detoxification or decontamination of all or any portion of the Property (or any improvements located thereon), and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith. Notwithstanding the preceding provisions of this Section 16.9(b), Landlord shall have no obligation to indemnify, defend, protect and/or hold harmless Tenant with respect to any release, spill, leak or discharge of Hazardous Materials on the Property which occurs solely after the commencement of the Lease.

            (c) Notwithstanding any other provision of this Agreement or any contrary provision of law, the obligations of Landlord pursuant to this
Section 16.9 shall remain in full force and effect after any closing of the purchase of the Property by Tenant and until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought, and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Landlord is liable hereunder shall have been accomplished.

            (d) For purposes of this Section 16.9, any act or omission, prior to the commencement of the Lease, of or by any one or more employees, agents, assignees, sublessees, franchisees, licensee, permitees, customers, vendees, contractors, successors-in-interest or other persons permitted by Landlord or any of Landlord's predecessors in title to have access to the Property or acting for or on behalf of Landlord or any of Landlord's predecessors in title (whether or not the actions of such persons are negligent, intentional, willful of unlawful) shall be strictly attributable to Landlord.

            (e) If any claim, demand, action or proceeding is brought against Tenant which is or may be subject to Landlord's obligation to indemnify Tenant as set forth under this Section 16.9, Tenant shall provide to Landlord immediate notice of that claim, demand, action or proceeding, and Landlord thereafter shall defend Tenant at Landlord's expense using attorneys and other counsel selected by Landlord and reasonably acceptable to Tenant.

Section 17. Assignment and Subletting

      17.1 Restrictions on Assignment and Subletting. Except as expressly provided in Section 17.2 below, Tenant shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate this Lease or Tenant's interest in and to the Property (hereafter "transfer") without first obtaining the written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Any transfer of this Lease, the leasehold estate created hereby, or the Property or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, without the prior written consent of Landlord, shall be null and void and shall, at the option of Landlord, constitute a material default under this Lease. Tenant agrees to reimburse Landlord's reasonable attorney's fees and other necessary costs incurred in connection with the processing and documentation of any such requested transfer of this Lease or Tenant's interest in and to the Property. The transfer of a majority of the issued and outstanding capital stock of Tenant, however, accomplished, shall be deemed an assignment of this Lease.

      17.2  Permitted  Assigns.  Notwithstanding  the  provisions  of  Section
17.1 above, Tenant may assign this Lease to an Affiliate. For purposes hereof, an "Affiliate" shall mean, with respect to Tenant, any other corporation which directly or indirectly, through one or more intermediaries controls or is controlled by or under common control with Tenant; and the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, whether through the ownership of voting securities or otherwise.

      17.3 Consent to Modifications. The assignment of this Lease by Tenant with the consent of Landlord shall, without being specifically so stated or agreed, constitute the express agreement by Tenant that subsequent modifications of this Lease by Landlord and the assignee shall not (i) require the prior consent or approval of Tenant (assignor), or (ii) release or relieve Tenant (assignor) from liability hereunder; provided, however, that if such modifications increase the rent or other obligations of Tenant hereunder, Tenant's (assignor's) liability shall be limited to the terms of this Lease as the same existed on the date of assignment.

Section 18. Waiver. The waiver by landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any past, present or future breach of the same or any other term, covenant or condition of this Lease. The acceptance of rent by Landlord hereunder shall not be construed to be a waiver of any term of this Lease. No payment by Tenant of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than a part payment on account of the most recent rent due, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

Section 19. Relationship of Parties

      19.1 Relationship of Parties. Nothing contained in this Lease shall be construed as creating the relationship of principal or agent, partnership or joint venture between Landlord and Tenant. Neither the method of computation of rent nor any other provision of this Lease, nor any act of the parties, shall be deemed to create any relationship other than that of Landlord and Tenant.

      19.2 Designation of Representative. Each party shall designate, in writing, one representative to coordinate and implement the party's obligations hereunder and to accept responsibility for that party's compliance with this Lease. The representative shall have full authority to represent the party. Initially, the person signing this Lease for the party shall be the party's representative. If the representative is changed, then the party shall notify the other party in writing and the other party shall not be charged with knowledge of that change until receipt of that written notice.

Section 20 Notices. Any notice or demand given under the terms of this Lease shall be in writing and shall be deemed to be delivered on the date of delivery if delivered in person or by facsimile, or on the date of receipt if delivered by U.S. Mail or express courier. Proof of delivery shall be by affidavit of personal delivery, machine-generated confirmation of facsimile transmission, or return receipt issued by the U.S. Postal Service or by express courier. Until changed by notice in writing, notices, demands and communications shall be addressed as follows:

LANDLORD:                           TENANT:

Richard M. Donnelly and             Lithia Real Estate, Inc.
Susan K. Donnelly                   360 E. Jackson
P.O. Box 7120                       Medford, Oregon  97501
Reno, Nevada  89510                 Attn:  Stephen Matthews

with copy to:

Paul M. Boyd                        Stephen G. Jamieson, Esq.
Hawley Troxell Ennis & Hawley, LLP  2592 East Barnett Road
877 Main Street, Suite 1000         Medford, Oregon  97501
Boise, Idaho  83701-1617

Either party shall have the right to change its above address by notice in writing delivered to the other party in accordance with the provisions of this Section 20.

Section 21. Attorney Fees and Costs

      21.1 General Default. If either party shall default in the payment to the other party of any sum of money specified in this Lease to be paid, or if either party shall default with respect to any other obligations in this Lease, all attorneys' fees incurred by the other party shall be paid by the defaulting party, and if said sum is collected or the default is cured before the commencement of a suit thereon, as a part of curing said default, reasonable attorneys' fees incurred by the other party shall be added to the balance due and payable or, in the case of a non-monetary default, shall be reimbursed to the other party upon demand.

      21.2 Litigation. In the event either party to this Lease shall interpret or enforce any of the provisions hereof by any action at law or in equity, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys', accountants' and appraisers' fees incurred therein by the prevailing party, including all such costs and expenses incurred with respect to an appeal and such may be included in the judgment entered in such action.

Section 22. Miscellaneous

      22.1 Option to Purchase Property. Tenant shall have the option to purchase the Property on the terms and conditions set forth on Exhibit C attached hereto and made a part hereof.

      22.2 Estoppel Certificate. Either party shall, at any time upon not less than ten (10) days prior written notice from the other party (the "requesting party"), execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, (ii) acknowledging that there are not, to the other party's knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed, and (iii) containing any other certifications, acknowledgments and representations as may be reasonably requested by the requesting party or the party for whose benefit such estoppel certificate is requested by the requesting party or the party for whose benefit such estoppel certificate is requested. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Property or Tenant's leasehold estate therein. A party's failure to deliver such statement within said time shall be conclusive upon the said party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party's performance, (iii) that not more than an amount equal to one (1) month's rent has been paid in advance, and (iv) that such additional certifications, acknowledgments and representations as are requested under clause (iii) of the preceding sentence are valid, true and correct as shall be represented by the requesting party. If Landlord desires to finance or refinance the Property, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender, and all such financial statements shall be received by Landlord in confidence and shall be used only for the purpose herein set forth.

      22.3 Transfer of Landlord's Interest. In the event of a sale or conveyance by Landlord of the Property, other than a transfer for security purposes only, Landlord shall be relieved from all obligations and liabilities accruing thereafter on the part of Landlord (with the exception of the obligations imposed on Landlord under Section 16.9, which shall be continuing), provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee, provided all Landlord obligations hereunder are assumed in writing by Landlord successor, including, without limitation, the obligation of Landlord to sell the Property to Tenant in the event Tenant exercises its option to purchase as set forth in Exhibit C hereto.

      23.4  Severability.  If any term or  provision  of this  Lease  shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law; and it is the intention of the parties that if any provision of this Lease is capable of two construction, one of which would render the provision void and the other of which would render the provision valid, then the provision shall be interpreted to have the meaning which renders it valid.

      23.5 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, court orders, acts of God, inability to obtain labor and materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, government controls, enemy or hostile government action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, provided that this Section 23.5 shall not be applicable to the obligations imposed with regard to rent and other charges to be paid by Tenant pursuant to this Lease.

      23.6 Construction. All parties hereto have either (i) been represented by separate legal counsel or (ii) have had the opportunity to be so represented. Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

      23.7  Deleted by agreement of the parties.

      23.8 Succession. This Lease and all obligations contained herein shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto; provided, however, that any assignment of this Lease or any part hereof shall be subject to the provisions of Section 17, above.

      23.9 Recording. Landlord shall, promptly upon request by Tenant, execute a memorandum of lease which may be recorded by Tenant in Washoe County, Nevada.

      23.10 General. The words "Landlord" and "Tenant" as used herein, shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine, and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Landlord and Tenant shall be joint and several. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title to the Property (except for purposes of Section 16.9, which applies to those persons initially executing this Lease as Landlord). With the exception of the obligations imposed under Section 16.9 (which shall continue to be binding on the persons initially executing this Lease as Landlord), the obligations contained in this Lease to be performed by Landlord shall be binding only during Landlord's respective period of ownership.

      23.11 Section Headings. The Section headings titles and captions used in this Lease are for convenience only and are not part of this Lease.

      23.12 Entire Agreement. This Lease, including the Exhibits attached hereto, and the Asset Purchase Agreement between Landlord (and Landlord's affiliate) and Tenant's affiliate of even date herewith, contain the entire agreement between the parties as of this date concerning the subject matter hereof and supersede any and all prior agreements, oral or written, between the parties concerning the subject matter hereof. The execution hereof has not been induced by either party, or any agent of either party, by representations, promises or undertakings not expressed herein or in the Asset Purchase Agreement and, further, there are no collateral agreements, stipulations, covenants, promises, inducements or undertakings whatsoever between the respective parties concerning the subject matter of this Lease or the Property which are not expressly contained herein or in the Asset Purchase Agreement.

      23.13 Time is of the Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

IN WITNESS WHEREOF the parties have hereunto executed this Commercial Lease Agreement the day and year first above written.

LANDLORD:  RICHARD and SUSAN K. DONNELLY

/s/ Richard M. Donnelly
Richard M. Donnelly

/s/ Susan K. Donnelly
Susan K. Donnelly

TENANT:  LITHIA MOTORS, INC.

By:   /s/ Brad Berg
Print Name:
Title:

                                  Exhibit A

                         DESCRIPTION OF REAL PROPERTY

                                  Exhibit B

                          RENT ESCALATION PROVISIONS

On the first (1st) day of the first Renewal Term, and on the first (1st) day of each Renewal Term thereafter (hereafter "Rent Adjustment Date"), the annual Base Rent to be paid by Tenant to Landlord under the Lease shall be adjusted as follows:

      The Base Rent, as adjusted, shall be equal to the greater of (i) the Base Rent (as previously adjusted, if any) in the month prior to the applicable Rent Adjustment Date, or (ii) the Base Rent (as previously adjusted, if any) plus the CPI Adjustment. For purposes of this Exhibit B, "CPI" refers to the Consumer Price Index for All Urban Consumers, U.S. City Average. All items, compiled by the Bureau of Labor Statistics, United States Department of Labor, using the index for January, 1988 as a base of 100. In the event the CPI is replaced or revised, a comparable or replacement index shall be based upon or adjusted to January 1988 base of 100. The "CPI Adjustment" is computed using the following formula:

      New period Base Rent, as adjusted = Prior period Base Rent + (Percentage of CPI Increase x prior period Base Rent)

      The "Percentage of CPI Increase" shall be determined by the following formula:

      Current CPI -- Prior Period CPI

      Prior Period CPI

      The Initial  Term and each  Renewal  Term of the Lease is five (5)
      years. The Prior Period CPI shall be the CPI for the first calendar month of the Initial Term or prior Renewal Term, as applicable. The Current CPI shall be the CPI for the last calendar month immediately preceding the Rent Adjustment Date. The maximum adjustment in the Base Rent at each time of adjustment (i.e. over each five year Renewal Term) shall be ten percent (10%).

                                  Exhibit C

                         OPTION TO PURCHASE PROPERTY

      IN CONSIDERATION of the agreement by Tenant to lease from Landlord the Property covered by the foregoing Lease, and for other good and valuable consideration, THE PARTIES AGREE AS FOLLOWS:

      1. Option to Purchase. Landlord hereby grants to Tenant an irrevocable exclusive option (the "Option") to purchase the Property pursuant to the terms set forth in this Exhibit C. The Option shall commence on the Commencement Date of the Lease and shall terminate when the term of the Lease terminates pursuant to its terms, either upon the expiration of the Initial Term or any Renewal Term, as applicable (the "Option Period").

      2. Exercise of Option. At any time during the Option Period, and provided that this Option is in full force and effect, and provided further that Tenant is not in default under the Lease, Tenant may elect to exercise the Option to purchase the Property by delivering to Landlord a written notice to that effect (the "Notice of Purchase").

      3. Purchase Price. If Tenant exercises the Option herein granted during the Initial Term of the Lease, the purchase price for the Property shall be the sum of $1,850,000. If Tenant exercises the Option herein granted during any Renewal Term of the Lease, the purchase price of the Property shall be the fair market value of the Property, as determined by an MAI appraisal, conducted by a state-certified appraiser acceptable to Landlord and Tenant, the cost of which shall be borne equally by Landlord and Tenant. The full purchase price for the Property shall be paid by Tenant to Landlord in cash at the closing of the purchase.

      4. Right of First Refusal. Notwithstanding anything to the contrary in this Exhibit C, if Landlord receives a bona fide offer to purchase the Property from an unaffiliated third party during the Option Period, Landlord shall give written notice to Tenant of such offer ("Offer Notice"), which such Offer Notice shall include (i) a description of the offer, (ii) the identity of the real party in interest making the offer, (iii) the proposed purchase price for the Property, and (iv) the other terms and conditions of the offer. Tenant shall have thirty (30) days from receipt of such Offer Notice from Landlord to exercise its Option to purchase the Property by delivering to Landlord a Notice of Purchase in accordance with the provisions of Paragraph 2 above. The purchase price of the Property in such event shall be the lesser of the purchase price set forth in the offer or the amount payable by Tenant pursuant to the provisions of Paragraph 3 above (e.g. $1,850,000 during the Initial Term of the Lease, and fair market value during any Renewal Term).

      5. Commitment for Title Insurance. Within ten (10) business days after Tenant delivers to Landlord a Notice of Purchase pursuant to Paragraph 2 or 4 above, Landlord shall obtain, at Landlord's cost and expense, and deliver to Tenant a current commitment for title insurance ("Commitment") issued by a title company selected by Landlord doing business in Washoe County, Nevada (the "Title Company"). Such Commitment shall evidence that the Property is free and clear of all liens, encumbrances or exceptions, excepting current general taxes, assessments, easements of record, covenants and restrictions of record, zoning regulations, and such other exceptions to title as are usual and normal on property of the type and in the vicinity of the Property and which have been specifically approved by Tenant in writing. Said Commitment may also evidence an encumbrance or encumbrances which shall be paid in full by Landlord at the closing of the purchase.

      6. Condition of Property. The parties acknowledge that Tenant, having been in possession of the property pursuant to the Lease, is fully familiar with and knowledgeable of the physical condition of the land and improvements comprising the Property and shall purchase the same in an "AS IS" condition, with all faults and without representation or warranty of any kind from Landlord concerning condition, suitability or otherwise.

      7.    Closing of the Purchase.

            (a) The closing of the purchase by Tenant shall occur not earlier than six (6) months nor more than nine (9) months after the date of the Notice of Purchase as provided in Paragraph 2 or 4 above.

            (b) At the closing, which shall be conducted by the Title Company issuing the Commitment described in Paragraph 5 above, Landlord shall deliver a good and sufficient, executed and acknowledged Limited Warranty Deed in favor of Tenant, and Tenant shall deliver to the Title Company as


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escrow/closing  agent the  purchase  price,  plus all rent and  other  amounts payable to Tenant. Each party shall pay one-half (1/2) of the fee charged by the Title Company for closing the transaction.

            (c) Real estate taxes and assessments for the then current year shall be paid by Tenant (as required under the Lease) and Landlord shall purchase and provide to Tenant a Standard Coverage Owner's Policy of Title Insurance (the "Title Policy"), which shall be in an amount equal to the purchase price, insuring Tenant's title to the Property, subject only usual printed exceptions, and the exceptions to title as set forth in the Commitment (excluding any encumbrance which is to be paid by Landlord at closing), which exceptions have been specifically approved by Tenant in writing, and any encumbrance or other exception caused by or attributable to Tenant. In the event the Title Policy as provided by this Paragraph 7(c) cannot, following the closing, be issued by the Title Company in the form herein required, this Option and any subsequent agreement between Landlord and Tenant obligating Landlord to sell and Tenant to Purchase the Property shall be null and void, Landlord shall be released from the obligation to sell, and Tenant shall be released from the obligation to purchase and pay for the Property. In such event, the Lease shall continue in full force and effect for the remainder of its term; provided, however, that in that event the provisions of Section 3.3 and Exhibit B of the Lease relating to CPI indexed increases in the rental amount payable under the Lease thereafter shall be void and of no effect, and the monthly rent payable by Tenant for each and every month throughout the remainder of the Lease term shall be the Base Rent in effect at the time of exercise by Tenant of its option to purchase the Property.

            (d) If the transaction fails to close because of the default of a party, in addition to any other remedies at law or in equity available to the other party, the defaulting party shall reimburse the other party for all costs and expenses incurred by the other party in connection with the transaction, including, but not limited to, reasonable attorneys' fees, appraisal fees and Title Company charges, and the Lease shall continue in full force and effect for the remainder of its term, if any.

      8. Termination of Option. The Option shall terminate and be of no further force or effect upon the occurrence of the following:

            (a) The termination of the Lease between Landlord and Tenant, as described above, for any reason, including, but not limited to, the default of Tenant thereunder, prior to the exercise of the Option.

            (b) The failure of Tenant to deliver to Landlord the Notice of Purchase during the Option Period as provided in Paragraph 2 above or within the time period described in Paragraph 4 above.

Upon such termination, the Option shall end and the rights and obligations of the parties hereunder shall terminate and be of no further force and effect. In the event the Option terminates as provided herein, the privilege to purchase the Property shall no longer be available to Tenant and Landlord shall have no obligation to sell or convey the Property to Tenant.

      9. Notices. Any notice required to be given hereunder shall be in writing and shall be mailed or delivered in the manner provided in Section 20 of the Lease.

      10. Assignment. Tenant shall not have the right to assign the Option or any interest herein, without the prior written consent of Landlord, which consent by not be unreasonably withheld. In no event, however, shall any rights hereunder be assigned by Tenant, unless the same are assigned in connection with the assignment of the Lease, the assignment of which Lease must also be approved by Landlord in accordance with the terms of the Lease. Notwithstanding any other provision of this paragraph to the contrary, Tenant may transfer and assign the Option to an "Affiliate" (as defined in the Lease) without Landlord's prior consent; provided, that such transfer and assignment is made in connection with the assignment of the Lease to the same Affiliate.

      11. Time. Time is of the essence of the Option granted by Landlord to Tenant hereunder.

      12. Certificate of Non-Foreign Status. Landlord is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code of 1986, as amended (the "Code") and the Income Tax Regulations promulgated thereunder. At the close of escrow, Landlord shall deliver to


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

Tenant a certificate of non-foreign status in a form satisfactory to Tenant ("Non-Foreign Certification"). In the event Landlord shall not deliver such Non-Foreign Certification to Tenant at the close of escrow, Tenant may withhold 10% of the purchase price and pay such withholding to the Internal Revenue Service pursuant to Section 1445 of the Code.

      13.   Escrow.   On  or  before  the  date  of  the   closing  (as  above
provided), the parties shall deposit the funds and documents hereafter described into escrow:

            (a)   Landlord.  Landlord shall deposit the following:

                  (i) The duly executed and acknowledged Landlord's limited warranty deed;

                  (ii)  The   Non-Foreign   Certification   duly  executed  by
Landlord under penalty of perjury;

                  (iii) Evidence reasonably satisfactory to Tenant that all necessary action on the part of Landlord has been taken with respect to the execution and delivery of the limited warranty deed and the other ancillary documents and instruments so that all of said documents are or will be validly executed and delivered and will be binding on Landlord; and

                  (iv) Such other instruments and/or documents as may be required to effect the agreement herein made.

            (b)   Tenant.  Tenant shall deposit the following:

                  (i)   The purchase price of the Property;

                  (ii) Additional cash in the amount necessary to pay all amounts due and payable under the Lease and Tenant's share of the closing costs and pro-rations, as above set fort; and

                  (iii) Such other instruments and/or documents as may be required to effect the agreement herein made.

      14. Close of Escrow. When the Title Company is in a position to issue the Title Policy and all documents and funds have been deposited with the Title Company as escrow holder, the Title Company shall immediately close the escrow as provided for hereafter. The failure of Landlord or Tenant to be in a position to close the escrow by the time for closing shall constitute a default hereunder.

            The Title Company as escrow holder and closing agent shall close the escrow as follows:

            (a) Record Landlord's Limited Warranty Deed with instructions for the Washoe County Recorder to deliver such Deed to Tenant;

            (b) Pay the purchase price to be paid at the close of escrow, plus any amounts due and payable under the Lease, to Landlord (reduced by any amount paid to release all monetary encumbrances on the Property and by Landlord's share of the closing costs);

            (c)   Deliver the Title Policy to Tenant;

            (d)   Deliver the Non-Foreign Certification to Tenant; and

            (e) Forward to Landlord and Tenant, in duplicate, a separate accounting of all funds received and disbursed for each party and copies of all executed and recorded or filed documents deposited into escrow, with such recording and file data endorsed thereon.


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                                  Exhibit D

                            ENVIRONMENTAL MATTERS

      See the matters discussed in that certain Phase I Environmental Site Assessment, dated as of August 1997, prepared by SEA Incorporated, relating to 40 Victorian Avenue (APN 033-316-03), in the City of Sparks, Nevada


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